UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

AMERICAN MEDIA SYSTEMS CO.

(Exact name of registrant as specified in charter)

Nevada	87-0736406
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 651-2219

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant.

On April 18, 2007, we engaged K.R. Margetson Ltd. an incorporated professional, as our principal independent accountant with the approval of our company's board of directors. Accordingly, we dismissed Vellmer & Change, Chartered Accountants ("Vellmer & Chang") as our independent registered public accounting firm.

The reports of Vellmer & Chang on the financial statements of the Company as of and for the years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2005 and 2006 and through the date of dismissal, there were no disagreements with Vellmer & Chang on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Vellmer & Chang, would have caused Vellmer & Chang to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

The Company has requested that Vellmer & Chang furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees or not with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN MEDIA SYSTEMS CO.

Signature	Title	Date

ALEXANDER VESAK Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	April 24, 2007